Exhibit 99.1

Ann Parker, Director	Mike Smargiassi
Investor Relations	Brainerd Communicators
605-988-1000	212-986-6667
ann.parker@lodgenet.com	smarg@braincomm.com
LODGENET EXPANDS INTERNET ACCESS NETWORK AND SOLUTIONS WITH
AGREEMENT TO ACQUIRE STAYONLINE
Adds Industry Leading Solutions to Guest Connectivity Offerings
Deal Increases LodgeNet’s HSIA Network by 140,000 Rooms
     SIOUX FALLS, SD, November 15, 2006 – LodgeNet Entertainment Corporation (NASDAQ:LNET), the world leader in bringing interactive television and broadband solutions to hotels throughout the United States and Canada, announced today that that it has entered into an agreement to acquire substantially all of the assets of StayOnline, Inc. for $15.0 million in cash. StayOnline, based in Atlanta, Georgia, is a leading provider of high-speed Internet access solutions focused on the lodging industry. Upon completion of the transaction, which is subject to certain closing requirements that are expected to be completed in the first quarter of 2007, LodgeNet will provide Internet access services to more than 175,000 hotel rooms nationwide, increasing its current base five fold.
     “This transaction is a significant step forward in the execution of our strategy to expand our networks and integrate a broader array of solutions for our customers,” said Scott C. Petersen, LodgeNet President and CEO. “Travelers want the same level and quality of Internet access they have at work and at home; and as a result, we believe hotels will increasingly want to get that guest-critical service from a financially secure company they know and trust.”
     “StayOnline has a solid reputation in the market for quality solutions and service,” continued Petersen. “They are a preferred or approved provider for such major organizations as Marriott, Hilton, Starwood, Omni, Intercontinental, and Historic Hotels of America. We believe this transaction leverages the focus both of our organizations have on quality, combining StayOnline’s engineering, installation, and 24x7 customer help desk operations with our nationwide technical service organization. This combination makes us the industry’s only end-to-end, employee-based Internet solutions offering. We believe hotels will find this a unique and compelling value proposition for this critical guest connectivity service. It also presents some very interesting opportunities to integrate applications between the interactive television and IP-network platforms.”
     “We are very pleased to be joining forces with the LodgeNet organization,” said Antonio DiMilia, President and CEO of StayOnline, Inc. “We have built a business committed to customer service and satisfaction and believe this transaction takes our vision to the next level. Adding LodgeNet’s employee-based nationwide technical service organization to our HSIA offering creates a solid value proposition. The StayOnline management team and I look forward to aggressively growing this element of LodgeNet’s business throughout and beyond LodgeNet’s existing base of one million interactive television rooms.”
     “With this acquisition, LodgeNet continues to serve our lodging customers and their guests by giving them not only the most services, but also the best services,” continued Petersen. “We are committed to expanding our networks and integrating new solutions for the future. As the industry’s leader and innovator, we remain focused on implementing our strategic plan and will continue to seek opportunities to grow our business.”

About StayOnline, Inc.
     Headquartered in Atlanta, Georgia, StayOnline, Inc. (www.stayonline.net), is a leading provider of high-speed Internet solutions to the hospitality and lodging industry. StayOnline, Inc. is an innovator in the industry and the first provider to focus on fully wireless solutions. StayOnline has designed and cultivated a wireless high-speed Internet solution that is not only cost-effective, but also serves as a paramount form of Internet security for guest and conference connections. StayOnline offers the most reliable solution in the industry with an extremely high guest connection success rate. The Company also offers clients services and applications such as customer reporting systems, bandwidth shaping, conference room services, voice over IP telephony solutions, and cellular/ Wi-Fi converged applications. StayOnline has relationships with some of the industry’s foremost hospitality management companies and holds the distinction of preferred or approved provider status with Marriott, Hilton, Omni, InterContinental Hotels Group, Starwood, and Historic Hotels of America. Daniels & Associates, a Denver-based telecommunications, cable, media and technology, mergers and acquisition specialists firm, represented StayOnline in the transaction.
About LodgeNet
     LodgeNet Entertainment Corporation (www.lodgenet.com) is the world leader in interactive TV and broadband solutions to hotels throughout the United States and Canada as well as select international markets. These services include on-demand movies, on-demand games, music and music videos, subscription sports programming, and television on-demand programming, as well as high-speed Internet access; all designed to serve the needs of the lodging industry and the traveling public. LodgeNet provides service to more than one million interactive hotel rooms and serves more than 6,000 hotel properties worldwide. LodgeNet estimates that during 2005, approximately 300 million domestic and international travelers had access to LodgeNet’s interactive television systems. In addition, LodgeNet is a leading innovator in the delivery of on-demand patient education, information, and entertainment to healthcare facilities. LodgeNet is listed on NASDAQ and trades under the symbol LNET.
Forward-looking statement
     Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth; the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any proposed acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
     LodgeNet is a registered trademark of LodgeNet Entertainment Corporation. All rights reserved. Other names and brands may be claimed as the property of others.